                                                                   Exhibit 99.1

                                Explanatory Note

(1)    Represents the exchange of limited liability company units ("LLC Units")
of AIDH Topco, LLC ("Definitive OpCo"), a subsidiary of the Issuer, together with the cancellation of an equal number of the Issuer's Class B Common Stock for shares of the Issuer's Class A Common Stock on a one-for-one basis. The LLC
Units exchanged and an equal number of shares of Class B Common Stock cancelled by each Spectrum Fund (as defined below) are as follows: (i) 2,710,802 by SE
VII DHC AIV, L.P. ("SE VII DHC AIV"), (ii) 3,939 by Spectrum VII Investment
Managers' Fund, L.P. ("Spectrum VII Investment Managers' Fund") and (iii) 2,301
by Spectrum VII Co-Investment Fund, L.P. ("Spectrum VII Co-Investment Fund").

(2)    The Second Amended and Restated Limited Liability Company Agreement of
Definitive OpCo permits holders of LLC Units to exchange their LLC Units for shares of Class A Common Stock on a one-for-one basis, subject to certain exceptions, conditions and adjustments. At the time of any such exchange, an equal number of shares of Class B Common Stock of the Issuer held by the
Reporting Person, which have no economic value and entitle holders thereof to one vote per share on all matters on which stockholders of the Issuer are entitled to vote generally, are cancelled. The LLC Units have no expiration date.

(3)    SEA VII Management, LLC ("Spectrum") manages the Spectrum Funds (as defined below) that collectively own, following the reported transactions,
2,508,971 shares of Class A Common Stock of the Issuer and 24,091,844 shares of
Class B common stock of the Issuer, which are represented as follows: (i)
2,508,971 shares of Class A Common Stock held directly by SE VII DHC AIV
Feeder, L.P. ("Spectrum Feeder" and together with SE VII DHC AIV, Spectrum VII
Investment Managers' Fund and Spectrum VII Co-Investment Fund, the "Spectrum
Funds"), (ii) 24,036,516 shares of Class B Common Stock held directly by SE VII
DHC AIV; (iii) 34,926 shares of Class B Common Stock held directly by Spectrum
VII Investment Managers' Fund; and (iv) 20,402 shares of Class B Common Stock held directly by Spectrum VII Co-Investment Fund. Spectrum is the general partner of Spectrum Equity Associates VII, L.P., which in turn is the general partner of each of the Spectrum Funds. Each Reporting Person disclaims Section
16 beneficial ownership of the shares reported herein except to the extent of its pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Section 16 or any other purpose.

(4)    Represents a pro rata distribution in kind of the Issuer's Class A
Common Stock for no consideration to limited partners by the Spectrum Funds in the following amounts: (i) 282,958 shares by Spectrum Feeder and (ii) 2,710,802 shares by SE VII DHC AIV. The other Spectrum Funds did not distribute any shares of Class A Common Stock.

(5)    Represents the sale of shares of Class A Common Stock by Spectrum VII
Co-Investment Fund. The price reported in Column 4 is a weighted average price.
These shares were sold in multiple transactions at prices ranging from $15.23 to
$16.19, inclusive. The Reporting Persons undertake to provide to Definitive
Healthcare Corp., any security holder, or the staff of the Securities Exchange
Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set for in footnotes (5), (6), (7) and
(8) to Form 4.

(6)    Represents the sale of shares of Class A Common Stock by Spectrum VII
Investment Managers Fund. The price reported in Column 4 is a weighted average price. These shares were sold in multiple transactions at prices ranging from
$15.23 to $16.19, inclusive.

(7)    Represents the sale of shares of Class A Common Stock by Spectrum VII
Co-Investment Fund. The price reported in Column 4 is a weighted average price.
These shares were sold in multiple transactions at prices ranging from $16.23 to
$17.03, inclusive.

(8)    Represents the sale of shares of Class A Common Stock by Spectrum VII
Investment Managers Fund. The price reported in Column 4 is a weighted average price. These shares were sold in multiple transactions at prices ranging from
$16.23 to $17.03, inclusive.